                                                                      EXHIBIT 11


                              CKE RESTAURANTS, INC.
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                                   Sixteen Weeks Ended
                                                                ------------------------
                                                                 May 18,         May 19,
                                                                  1998            1997
                                                                 -------         -------
BASIC EARNINGS PER SHARE

    Net income                                                   $22,732         $10,586
                                                                 =======         =======
    Weighted average number of common shares
       outstanding during the period                              46,572          36,649
                                                                 =======         =======
                Basic earnings per share                         $  0.49         $  0.29
                                                                 =======         =======

DILUTED EARNINGS PER SHARE

    Net income                                                   $22,732         $10,586
    Interest expense and amortization of debt
       issuance costs, net of income tax effect
       applicable to convertible subordinated notes                1,016              --
                                                                 -------         -------
    Diluted earnings                                             $23,748         $10,586
                                                                 =======         =======
    Weighted average number of common shares outstanding
       during the period                                          46,572          36,649

    Incremental common shares attributable to:
       Exercise of outstanding options                             1,545             974
       Issuance of convertible subordinated notes                  2,411              --
                                                                 -------         -------
          Total shares                                            50,528          37,623
                                                                 =======         =======
                Diluted earnings per share                       $  0.47         $  0.28
                                                                 =======         =======


                                       16